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                                                                     EXHIBIT 3.1


            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               TRADEOUT.COM, INC.,
                             A DELAWARE CORPORATION


                  TradeOut.com, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

                  DOES HEREBY CERTIFY:

                  FIRST: That the Corporation was originally incorporated in Delaware, and the date of its filing of its original Certificate of Incorporation with the Secretary of State of Delaware was December 11, 1998, as corrected by a Certificate of Correction filed with the Secretary of State of the State of Delaware on December 14, 1998. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 13, 1999, and an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 14, 2000.

                  SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the written consent of the requisite stockholders of the currently issued and outstanding capital stock of the Corporation, all in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                  THIRD: That the resolution setting forth the proposed amendment and restatement is as follows:

                  RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

                                   ARTICLE I

                  The name of the Corporation is TradeOut.com, Inc.

                                   ARTICLE II

                  The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


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                                   ARTICLE IV

         A. CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares that the Corporation is authorized to issue is one hundred forty-seven million (147,000,000). One hundred twenty-five million (125,000,000) shares shall be Common Stock, par value $0.0001 per share, and twenty-two million (22,000,000) shares shall be Preferred Stock, par value $0.0001 per share.

         B. RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and on the Series A Preferred Stock, which series shall consist of three million forty-six thousand two hundred (3,046,200) shares (the "Series A Preferred Stock"), the Series B Preferred Stock, which series shall consist of nine hundred fifty-three thousand three hundred sixty-one (953,361) shares (the "Series B Preferred Stock), the Series C Preferred Stock, which series shall consist of nine million seven hundred fifty thousand (9,750,000) shares (the "Series C Preferred Stock"), the Series D Preferred Stock, which series shall consist of five million, five hundred seventy-seven thousand eight hundred twenty-five (5,577,825) shares (the "Series D Preferred Stock") and the Series E Preferred Stock, which series shall consist of two million four hundred fifty-five five hundred eighty-eight (2,455,588) shares (the "Series E Preferred Stock") are as set forth below in this Article IV(B).

         1. DIVIDEND PROVISIONS. The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, as determined on a per annum basis and on an as converted basis for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, in an amount equal to that paid on any other outstanding shares of the Corporation, payable when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative.

         2. LIQUIDATION PREFERENCE.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof (A) in the case of the Series A Preferred Stock, an amount per share equal to the sum of (i) $2.432 for each outstanding, share of Series A Preferred Stock (the "Original Series A Issue Price") and (ii) an amount equal to declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations,



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

recapitalizations or the like), (B) in the case of the Series B Preferred Stock, an amount per share equal to the sum of (i) $8.014 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") and (ii) an amount equal to declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like), (C) in the case of the Series C Preferred Stock, an amount per share equal to the sum of (i) $2.234 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price") and (ii) an amount equal to declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combination, recapitalizations or the like), (D) in the case of the Series D Preferred Stock, an amount per share equal to the sum of (i) $2.68922 for each outstanding share of Series D Preferred Stock (the "Original Series D Issue Price") and (ii) an amount equal to declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combination, recapitalizations or the like), and (E) in the case of the Series E Preferred Stock, an amount per share equal to the sum of
(i) $10.18 for each outstanding share of Series E Preferred Stock (the "Original Series E Issue Price") and (ii) an amount equal to declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this subsection (a).

         (b) Upon completion of the distribution required by subsection (a) of this Section 2, all of the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

         (c) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include (unless the holders of (a) at least a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock (voting together as single class, and not as separate series, and on an as-converted basis) and (b) at least a majority of the Series D Preferred Stock (voting as a separate series and on an as-converted basis) shall determine otherwise), (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power if the Corporation; or (B) a sale of all or substantially all of the assets of the Corporation.

                  (ii) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                           (A) Securities not subject to investment letter or
other similar restrictions on free marketability covered by (B) below:

                                   (1) If traded on a securities exchange or
         through the Nasdaq National Market, the value shall be deemed to be the average of the closing



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

         prices of the securities on such exchange or system over the thirty
         (30) day period ending three (3) days prior to the closing;

                                   (2) If actively traded over-the-counter, the
         value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                                   (3) If there is no active public market, the
         value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                           (B) The method of valuation of securities subject to
investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                  (iii) In the event the requirements of this subsection 2(c) are not complied with, the Corporation shall forthwith either:

                           (A) cause such closing to be postponed until such
time as the requirements of this Section 2 have been complied with; or

                           (B) cancel such transaction, in which event the
rights, preferences and privileges of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall revert to and be the same as such preferences and privileges existing immediately prior to the date of the first notice referred to in Subsection 2(c)(iv) hereof.

                  (iv) The Corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten
(10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

         3. REDEMPTION.



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

         (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, (i) at any time after December 31, 2001, but within thirty (30) days (the "Redemption Date") after the receipt by the Corporation of a written request from any holder of the then outstanding Series D Preferred Stock that all or some of such holders' shares be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, the Corporation shall, to the extent it may lawfully do so, redeem the shares specified in such request or (ii) at any time after May 15, 2000 (but within five (5) days after request from the holders of the Series D Preferred Stock, which request must be exercised by May 31, 2000) (the "HSR Redemption Date") in the event the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") applicable to the Corporation and the holders of the Series D Preferred Stock in connection with the Series D Preferred Stock and Warrant Purchase Agreement among the Corporation and the purchasers of the Series D Preferred Stock (the "Series D Purchase Agreement") has not been received by May 15, 2000, provided the holders of the certificates representing the shares of Series D Preferred Stock have surrendered such shares, the Corporation shall, to the extent it may lawfully do so, redeem all of the shares of Series D Preferred Stock by paying in cash therefor a sum per share equal to $2.68922 per share of Series D Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such shares (the "Redemption Price"). Any redemption effected pursuant to this subsection 3(a) shall be made on a pro rata basis among the holders of the Series D Preferred Stock in proportion to the number of shares of Series D Preferred Stock then held by such holders that have requested redemption of Series D Preferred Stock, to the extent all such shares cannot be lawfully redeemed.

         (b) Subject to the rights of series of Preferred Stock which may from time to time come into existence, at least fifteen (15) but no more than thirty
(30) days prior to the Redemption Date, or at least 5 days prior to the HSR Redemption Date, as the case may be, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series D Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date or the HSR Redemption Date, as the case may be, the Redemption Price, the place at which payment may be obtained and calling upon such holder, in the case of a redemption pursuant to Section 3(a)(i) to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection (3)(c) on or after the Redemption Date, each holder of Series D Preferred Stock to be redeemed (in the case of a redemption pursuant to Section 3(a)(i)) or to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series D



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Preferred Stock designated for redemption pursuant to Section 3(a)(i) or designated for redemption pursuant to Section 3(a)(ii) in the Redemption Notice as holders of Series D Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may from time to time come into existence, if the funds of the Corporation legally available for redemption of shares of Series D Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series D Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series D Preferred Stock. If any shares of Series D Preferred Stock are not redeemed for the foregoing reason or because the Corporation otherwise failed to pay or tender to pay the aggregate Redemption Price on all shares of Series D Preferred Stock required to be do redeemed, all such shares which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay a dividend with respect to the Redemption Price for the unredeemed portion at an aggregate per annum rate equal to eight percent (8%), with such dividend to accrue daily in arrears and to be compounded annually. Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series D Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

         (d) Neither the Series A Preferred Stock, the Series B Preferred Stock nor the Series C Preferred Stock is redeemable.

         4. CONVERSION. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be convertible, at the option of the holder thereof at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for such series by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion; provided, however, that the series D Preferred Stock shall only be convertible after the Corporation has received notice of the termination or expiration of the waiting period under the HSR Act applicable to the Series D Purchase Agreement. The initial Conversion Price per share for shares of Series A Preferred Stock shall be $1.216, the initial Conversion Price per share for shares of Series B Preferred Stock shall be $4.007, the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price, the initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price, and the initial Conversion Price for the Series E Preferred Stock shall be the Original Series E Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock, Series B



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Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E
Preferred Stock shall be subject to adjustment as set forth in subsection 4(d) and, with respect to the Series D Preferred Stock, as set forth in subsection 4(e).

         (b) AUTOMATIC CONVERSION. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such series immediately upon the earlier of (i) the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, the public offering price of which was not less than $20,000,000 in the aggregate or (ii) the date specified by written consent or agreement of the holders of at least seventy percent (70%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a single class, and not as separate series, and on an as-converted basis). Each share of Series D Preferred Stock and Series E Preferred Stock shall automatically be converted into shares of Common Stock subject to the provisos set forth in Section 4(a) above, at the Conversion Price at the time in effect for such series immediately upon the earlier of (i) the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, the public offering price of which is not less than $35,000,000 in the aggregate and a per share price of $5.38 (subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations or the like) or (ii) the date specified by written consent or agreement of the holders of at least fifty-one percent (51%) of the then outstanding shares of Series D Preferred Stock and Series E Preferred Stock, voting separately.

         (c) MECHANICS OF CONVERSION. Before any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be entitled to convert the same, into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, or to the nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock for conversion, be conditioned upon the closing with the underwriters



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of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock until immediately prior to the closing of such sale of securities. Upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, the Corporation shall pay in cash all declared and unpaid dividends with respect thereto.

         (d) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN SPLITS AND COMBINATIONS. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be subject to adjustment from time to time as follows:

                  (i) In the event the Corporation should at any time or from time to time after the date hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding, and those issuable with respect to such Common Stock Equivalents.

                  (ii) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

         (e) CONVERSION PRICE ADJUSTMENTS OF SERIES D PREFERRED STOCK FOR CERTAIN DILUTIVE ISSUANCES. The Conversion Price of the Series D Preferred Stock shall be subject to adjustment from time to time as follows:

                  (i) (A) If the Corporation shall issue, after the date upon which any shares of Series D Preferred Stock were first issued (the "Series D Purchase Date"), any Additional Stock (as defined below) without consideration or for consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such




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

issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Additional Stock.

                           (B) No adjustment of the Conversion Price for the
Series D Preferred Stock shall be made in an amount less than one cent per share. Except to the limited extent provided for in subsections (E)(3) and
(E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(e)(i)) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                           (C) In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (D) In the case of the issuance of the Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                           (E) In the case of the issuance (whether before, on
or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(e)(i) and subsection 4(e)(ii):

                                   (1) The aggregate maximum number of shares of
     Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(e)(i)(C) and (e)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                                   (2) The aggregate maximum number of shares of
     Common Stock deliverable upon conversion of or in exchange (to the extent then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash



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

     received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange or such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(e)(i)(C) and (e)(i)(D)).

                                   (3) In the event of any change in the number
     of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                   (4) Upon the expiration of any such options
     or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                   (5) The number of shares of Common Stock
     deemed issued and the consideration deemed paid thereof pursuant to subsections 4(e)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(e)(i)(E)(3) or (4).

                  (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(e)(i)(E) by the Corporation after the Series D Purchase Date other than:

                           (A) Common Stock issued pursuant to a transaction
described in subsection 4(d)(i) hereof,

                           (B) shares of Common Stock (or other securities
convertible or exercisable into such Common Stock) issuable or issued to (i) employees, consultants, directors or strategic partners/vendors (if in transactions with primarily non-financing purposes) of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation or (ii) strategic partners/vendors in connection with arrangements pursuant to which the Corporation shall derive revenues and which have been approved by the Board of Directors, at any time when the aggregate number of shares of Common Stock so issuable or issued (and not repurchased at cost by the Corporation) does not exceed 15,000,000 (including shares of Common Stock issuable or issued as of the date hereof pursuant to any such stock option plan or restricted stock plan),


                           (C) shares of Common Stock issuable upon exercise of
securities which by their terms are convertible or exchangeable for Common Stock outstanding as of the Series D Purchase Date.

         (f) OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d) and 4(e), then, in each such case for the purpose of this subsection 4(f), the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

         (g) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination on or merger or sale of assets transaction provided for elsewhere in this
Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

         (h) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provision of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock against impairment.

         (i) NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENT.

                  (i) No fractional shares shall be issued upon the conversion of any share or shares or the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share (with one-half being rounded upward). Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.

         (j) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record or the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date, on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, such number of its shares of Common

Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation.

         (l) NOTICES. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

         5. VOTING RIGHTS.

         (a) GENERAL VOTING RIGHTS. Subject to Section 5(c) below, the holder of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock shall have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

         (b) VOTING FOR THE ELECTION OF DIRECTORS.

                  (i) Until October 12, 2000, provided that at least a majority of the shares of Series A Preferred Stock originally issued remain outstanding, the holders of such shares of Series A Preferred Stock shall be entitled to elect one (1) director of the Corporation at each annual election of directors.

                  (ii) As long as at least a majority of the shares of Series C Preferred Stock originally issued remain outstanding, the holders of such shares of Series C Preferred Stock shall be entitled to elect three (3) directors of the Corporation at each annual election of directors.

                  (iii) Subject to Section 5(c) below, as long as at least a majority of shares of Series D Preferred Stock originally issued remain outstanding, the holders of such shares of Series D Preferred Stock shall be entitled to elect one (1) director of the Corporation at each annual election of directors.

                  (iv) The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock (voting together as a single class, and not as separate series and on an as-converted basis) shall be entitled to elect any remaining directors of the Corporation.

                  (v) In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 5(b), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders or the shares or the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duty called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to unanimous written consent.

         (c) Notwithstanding the foregoing, the holders of the Series D Preferred Stock shall not be entitled to exercise the voting rights set forth in
Section 5(a) or (b) until the termination or expiration of the waiting period under the HSR Act applicable to the Series D Purchase Agreement.

         6. PROTECTIVE PROVISIONS.

         (a) So long as at least a majority of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series E Preferred Stock originally issued remain outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock (voting together as a single class, and not as separate series, and on an as-converted basis):

                  (i) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of;

                  (ii) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock so as to affect adversely the shares;

                  (iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock or of any series thereof;

                  (iv) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock with respect to dividends, liquidation, redemption or voting;


                  (v) declare or pay any dividend on its capital stock, or redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment; or

                  (vi) change the authorized number of directors of the Corporation.

         (b) So long as at least a majority of the shares of Series A Preferred Stock initially issued remain outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

                  (i) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of Series A Preferred Stock in a manner differently from the shares of Series B Preferred Stock and/or Series C Preferred Stock; or

                  (ii) amend the Corporation's Certificate of Incorporation or Bylaws to amend, reduce or impair the voting nights for the election of directors of the Series A Preferred Stock set forth in Article IV(B) Section 5(b)(i) of this Certificate of Incorporation.

         (c) So long as at least a majority of the shares of Series D Preferred Stock, originally issued remain outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock:

                  (i) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of;

                  (ii) alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely the shares;


                  (iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock or of any series thereof;

                  (iv) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series D with respect to dividends, liquidation, redemption or voting;

                  (v) declare or pay any dividend on its capital stock, or redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment; or

                  (vi) amend the Corporation's Certificate of Incorporation or Bylaws to amend, reduce or impair the voting nights for the election of directors of the Series D Preferred Stock set forth in Article IV(B) Section 5(b)(iii) of this Certificate of Incorporation.

         (d) So long as at least a majority of the shares of Series E Preferred Stock originally issued remain outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock:

                  (i) alter or change the rights, preferences or privileges of the shares of Series E Preferred Stock so as to affect adversely the shares; or

                  (ii) authorize the sale of Common Stock in an underwritten public offering under the Securities Act of 1933, as amended, the public offering price of which is less than $35,000,000 in the aggregate or $5.38 per share of Common Stock.

         7. STATUS OF CONVERTED STOCK. In the event any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be converted pursuant to
Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding, reduction in the Corporation's authorized capital stock.

         C. COMMON STOCK. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this
Article IV(C).

         1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets or the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Division (13) of Article IV hereof.

         3. REDEMPTION. The Common Stock is not redeemable.

         4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

                  Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE VI

                  The number of directors of the Corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VII

                  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

                  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

                  Directors and officers of the Corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law, or (iv) for any transaction from which the officer and director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article, to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

                  Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this

Article IX, by the stockholders of the Corporation shall not apply to or adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.

                                   ARTICLE X

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XI

                  To the fullest extent permitted by applicable law, the Corporation shall provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

                  Any amendment, repeal or modification of the forgoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the President and the Secretary of this corporation on this 14th day of March, 2000.




                                   /s/ George Samenuk
                                   -------------------------------------------
                                   George Samenuk, Chief Executive Officer and
                                   President



                                   /s/ Alexander Lynch
                                   -------------------------------------------
                                   Alexander Lynch, Secretary